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   John W. Hlywak, Jr. (Investors)          Scott Soifer (Media/Physicians)
   Executive Vice President                 Vice President Marketing
   & Chief Financial Officer                & Development
   IntegraMed America, Inc.                 IntegraMed America, Inc.
   (914) 251-4143                           (914) 251-4186
   email:  john.hlywak@integramed.com       email:  scott.soifer@integramed.com
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   Web Address:  http://www.integramed.com
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                  INTEGRAMED AMERICA TO HOLD THIRD QUARTER 2006
                                FINANCIAL RESULTS
                        CONFERENCE CALL NOVEMBER 1, 2006


Purchase, NY, October 25, 2006 - IntegraMed America, Inc. (Nasdaq: INMD) today announced that the Company will release third quarter 2006 financial results on Tuesday, October 31, 2006, after the close of the financial markets. Jay Higham, President and Chief Executive Officer and John Hlywak, Executive Vice President and Chief Financial Officer, will host an investment-community conference call beginning Wednesday, November 1, 2006, at 10:00 a.m. Eastern Time to discuss those results and to answer questions.


To participate in the live call via telephone, please call (800) 374-0146 (domestic) or (706) 634-1307 (international). A telephone replay will be available 11:00 a.m. Eastern Time, November 1 through November 8, 2006 by dialing (800) 642-1687 (domestic) or (706) 645-9291 (international) and entering reservation number 8989988.

Individuals interested in listening to the conference call via the Internet may do so by visiting the Company's web site at www.integramed.com. A replay will be available on the web site for 14 days.

IntegraMed America, based in Purchase, NY, is focused on the $3 billion infertility industry, and offers products and services to patients and providers. Specifically, the Company provides Business Services to a network of Fertility Centers; distributes pharmaceutical products and financing programs directly to patients and operates www.integramed.com, an award-winning infertility Web site.

Statements contained in this press release that are not based on historical fact, including statements concerning future results, performance, expectations and expansion of IntegraMed America are forward-looking statements that may involve a number of risks and uncertainties. Actual results may differ materially from the statements made as a result of various factors, including, but not limited to, the risks associated with the Company's ability to finance future growth; the loss of significant business service contract(s); profitability at Reproductive Science Centers serviced by IntegraMed America; changes in insurance coverage, government laws and regulations regarding health care or managed care contracting; and other risks, including those identified in the Company's most recent Form 10-K and in other documents filed by the Company with the U.S. Securities and Exchange Commission. All information in this press release is as of October 25, 2006 and IntegraMed undertakes no duty to update this information.

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